UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2017

ATLAS AIR WORLDWIDE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-16545	13-4146982
(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue

Purchase, New York 10577

(Address of principal executive offices, including zip code)

(914) 701-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Underwritten Public Offering of Convertible Senior Notes

On May 17, 2017, Atlas Air Worldwide Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, BNP Paribas Securities Corp. and Citigroup Global Markets Inc., as managers of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”) to issue and sell $260 million aggregate principal amount of 1.875% Convertible Senior Notes due 2024 (the “Notes”) in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-218033) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). In addition, the Company granted the Underwriters the option to purchase, for a period beginning on May 23, 2017 and ending on the 12th calendar day thereafter, up to an additional $39 million aggregate principal amount of the Notes solely to cover over-allotments, which the Underwriters partially exercised on May 18, 2017, purchasing an additional $29 million aggregate principal amount of the Notes. The Company estimates that the proceeds from the Offering, after deducting underwriting discounts and commissions and estimated expenses, will be approximately $281 million given the Underwriters’ partial exercise of the overallotment option. The sale of the Notes is subject to satisfaction of customary closing conditions. The offer and sale of the Notes and underlying shares of common stock are registered under the Securities Act pursuant to the Registration Statement.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The foregoing summary is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

The Notes are to be issued under a Senior Indenture, dated June 3, 2015 (the “Base Indenture”), as supplemented by the second supplemental indenture to be dated May 23, 2017 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), relating to the issuance by the Company of the Notes, by and between the Company and Wilmington Trust, National Association, as trustee. The Notes will bear interest at a rate of 1.875% per year payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2017. The Notes will mature on June 1, 2024, unless earlier converted or repurchased in accordance with their terms. The form of Note is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 17, 2017, between the Company and Morgan Stanley & Co. LLC, BNP Paribas Securities Corp. and Citigroup Global Markets Inc., as Managers of the several Underwriters.

4.1	Form of 1.875% Convertible Senior Note due 2024.

5.1	Opinion of Cravath, Swaine & Moore LLP, dated May 23, 2017.

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2017

ATLAS AIR WORLDWIDE HOLDINGS, INC.

/s/ Adam R. Kokas
Name:	Adam R. Kokas
Title:	Executive Vice President, General Counsel, Secretary and Chief Human Resources Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 17, 2017, between the Company and Morgan Stanley & Co. LLC, BNP Paribas Securities Corp. and Citigroup Global Markets Inc., as Managers of the several Underwriters.

4.1	Form of 1.875% Convertible Senior Note due 2024.

5.1	Opinion of Cravath, Swaine & Moore LLP, dated May 23, 2017.

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

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